Exhibit 99.1

Cogentix Medical Enters Into $7.0 Million Line of Credit with Venture Bank

Facility Provides Resources for General Corporate Purposes and to
Execute Growth Strategy for EndoSheath and Urgent PC Product Lines

MINNEAPOLIS, MN, September 21, 2015 – Cogentix Medical, Inc. (NASDAQ: CGNT), a global medical device company with innovative and proprietary products serving urology and airway management markets, today announced that it has entered into an agreement with Venture Bank for a $7.0 million line of credit that is expected to be used to provide non-dilutive resources to execute management’s growth strategies for the EndoSheath and Urgent PC product lines and for general corporate purposes.

Rob Kill, President and CEO of Cogentix Medical, stated, “This new line of credit provides additional resources as we execute our growth strategies and realize the cost synergies inherent in the merger that we completed earlier this year. The line of credit provides our team with additional financing flexibility as we move toward our objectives and grow Cogentix Medical into a company much larger than it is today.”

The line of credit is for 18 months with borrowings based upon 80% of eligible receivables plus 40% of eligible inventory.  The interest rate for the line of credit is the Wall Street Journal Prime plus 2.25%, or 5.5% as of today’s date.

About Cogentix Medical

Cogentix Medical, Inc., headquartered in Minnetonka, Minnesota, with additional operations in New York, Massachusetts, The Netherlands and the United Kingdom, is a global medical device company.  We design, develop, manufacture and market products for flexible endoscopy with our unique product lines featuring a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety.  We also commercialize the Urgent® PC Neuromodulation System, an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB).  OAB is a chronic condition that affects approximately 42 million U.S. adults.  The symptoms include urinary urgency, frequency and urge incontinence.  We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency.  For more information on Cogentix Medical and our products, please visit us at www.cogentixmedical.com. ‘CGNT-G’

For Further Information:
Cogentix Medical, Inc.
Brett Reynolds, SVP and CFO
952-426-6152

EVC Group
Doug Sherk/Brian Moore (Investors)
415-652-9100/310-579-6199

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “objectives,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the merger; expected revenue growth rates; and our plans, objectives, expectations and intentions with respect to future operations, products and services.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the effects of industry, economic or political conditions outside of our control; the failure to realize synergies and cost-savings from the merger transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on our business relationships with third parties; transaction and merger-related costs; actual or contingent liabilities; the adequacy of our capital resources; and the risks identified under the heading “Risk Factors” in the annual report on Form 10-K, for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on June 25, 2015, as well as our subsequent quarterly reports on Form 10-Q and other information filed by us with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.  Our businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.